FOR IMMEDIATE RELEASE
Forum Energy Technologies Announces Effect of Hurricane Harvey, Updates Third Quarter 2017 Guidance
Houston, Texas, October 11, 2017- Forum Energy Technologies, Inc. (NYSE: FET) announced today that its third quarter results were adversely effected by Hurricane Harvey’s widespread damage in Texas and Louisiana. Forum was impacted by temporarily idled facilities and operations directly related to Harvey, which resulted in foregone revenue and under-absorption of manufacturing costs. The company also experienced the indirect effect of customer, supplier and logistical delays.
Based on currently available information including the direct and indirect impacts of Hurricane Harvey, the company now expects third quarter revenue of approximately $200 million and a net loss of approximately $0.20 per diluted share in the third quarter 2017. Excluding approximately $0.10 per share of special items for taxes, restructuring charges, transaction expenses and foreign exchange loss, the adjusted net loss is expected to be approximately $0.10 per diluted share.
Prady Iyyanki, Forum’s CEO commented, “we were fortunate that none of our facilities received significant damage, and all were fully operational by the end of the third quarter. We are also pleased that customer demand remains strong, as orders in the third quarter were up from the prior quarter.”
The company will provide an update on its third quarter 2017 earnings conference call to be held on Tuesday, October 31, 2017.

Forum Energy Technologies is a global oilfield products company, serving the drilling, subsea, completions, production and infrastructure sectors of the oil and natural gas industry. The Company's products include highly engineered capital equipment as well as products that are consumed in the drilling, well construction, production and transportation of oil and natural gas. Forum is headquartered in Houston, TX with manufacturing and distribution facilities strategically located around the globe. For more information, please visit www.f-e-t.com.
Forward Looking Statements and Other Legal Disclosure
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the company expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include the expectations of plans, strategies, objectives and anticipated financial and operating results of the company, including any statement about the company's future financial position, liquidity and capital resources, operations, performance, acquisitions, returns, capital expenditure budgets, new product development activities, costs and other guidance included in this press release.
These statements are based on certain assumptions made by the company based on management's experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. Among other things, these include the volatility of oil and natural gas prices, oilfield development activity levels, the availability of raw materials and specialized equipment, the company's ability to deliver backlog in a timely fashion, the availability of skilled and qualified labor, competition in the oil and gas industry, governmental regulation and taxation of the oil and natural gas industry, the company's ability to implement new technologies and services, the availability and terms of capital, and uncertainties regarding environmental regulations or litigation and other legal or regulatory developments affecting the company's business, and other important factors that could cause actual results to differ materially from those projected as described in the company's filings with the Securities and Exchange Commission.
Any forward-looking statement speaks only as of the date on which such statement is made and the company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

Investor Contact
Mark Traylor - Vice President, Investor Relations
281.368.1108
mark.traylor@f-e-t.com
Media Contact
Donna Smith - Director, Marketing & Communications
281.949.2514
donna.smith@f-e-t.com